Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No.  002-90649 on Form N-1A of our report dated December 10, 2025, relating to the financial statements and financial highlights of  Fidelity Series Select International Small Cap Fund, and our report dated December 11, 2025, relating to the financial statements and financial highlights of Fidelity Series Overseas Fund, and our reports dated December 12, 2025 relating to the financial statements and financial highlights of Fidelity SAI International SMA Completion Fund, Fidelity SAI Sustainable Emerging Markets Equity Fund, Fidelity Series Sustainable Emerging Markets Fund, Fidelity Sustainable International Equity Fund, and Fidelity Series Sustainable Non-U.S. Developed Markets Fund, and our report dated December 15, 2025 relating to the financial statements and financial highlights of Fidelity SAI Sustainable International Equity Fund, and our reports dated December 16, 2025 relating to the consolidated financial statements and consolidated financial highlights of Fidelity Series Emerging Markets Opportunities Fund, and the financial statements and financial highlights of Fidelity Series Emerging Markets Fund, Fidelity Series International Small Cap Fund, and Fidelity Series International Value Fund, appearing on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” and “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2025